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                                                                      Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

NAME                                                      INCORPORATED IN
----                                                      ---------------

Consumer Products Americas, Inc.                          Florida

EDI Masters, Inc.                                         Florida

Fortune Products, Inc.                                    Florida

Jerdon Products, Inc.                                     Florida

Windmere Fan Products, Inc.                               Florida

Bay Books & Tapes, Inc.                                   Florida

Windmere Innovative Pet Products, Inc.                    Florida

Windmere Corporation                                      Florida

Windmere Holdings Corporation                             Delaware

Windmere Holdings Corporation II                          Delaware

Household Products, Inc.                                  Delaware

HP Intellectual, Inc.                                     Delaware

HP Delaware, Inc.                                         Delaware

HPG LLC                                                   Delaware

HP Americas, Inc.                                         Delaware

WD Delaware, Inc.                                         Delaware

WD Delaware II, Inc.                                      Delaware

Goal Making Company Limited                               British Virgin Islands

Remdale Investments Limited                               British Virgin Islands

Tofino Investments Limited                                British Virgin Islands

Maanring Holding                                          Netherlands

PPC Industries, Ltd.                                      British Virgin Islands

Windmere Consumer Products, Inc.                          Canada

Durable Electric, Ltd.                                    Hong Kong

Durable Electrical Metal Factory, Ltd.                    Hong Kong

Sandgate Services, Ltd.                                   Hong Kong

Parawind, Ltd.                                            Hong Kong

PPC Product Services, Ltd.                                Hong Kong

Delanee, Ltd.                                             Hong Kong

Durable Belson Manufactory, Ltd.                          Hong Kong

Kamwon                                                    Hong Kong

Dubel                                                     Hong Kong


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H.P.G. de Venezuela, C.A.                                 Venezuela

H.P.G. de Colombia Limitada                               Colombia

Household Products Limited de Mexico,
 S. de R.S. de C.V.                                       Mexico

Household Products Chile
 Comercial Limitada                                       Chile

Household Products Canada Limited                         Canada

Household Products (Asia) Limited                         Hong Kong

Each of the above subsidiaries is wholly-owned and is included in the consolidated financial statements as of December 31, 1998.